EXHIBIT 5


                                                               February 15, 2000

PharmaKinetics Laboratories, Inc.
302 West Fayette Street
Baltimore, Maryland  21201

                  Re: PharmaKinetics Laboratories, Inc. 1996 Incentive Stock Option Plan - Registration Statement on Form S-8 for 150,000 Additional Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel for PharmaKinetics Laboratories, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 of 150,000 shares of the Company's Common Stock, $.005 par value (the "Shares"), to be issued under the PharmaKinetics Laboratories, Inc. 1996 Incentive Stock Option Plan (the "Incentive Option Plan"). As such counsel, we have examined the Company's registration statement filed on Form S-8 on January 15, 1997, the Company's registration statement on Form S-8 to which this opinion is an exhibit, the charter and bylaws of the Company, the Incentive Option Plan and such corporate proceedings of the Company as we have deemed appropriate, and we have made such other legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

         In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificate or comparable documents of officers of the Company, and have relied upon the accuracy and completeness of the relevant facts therein without independent verification.

         Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that the Shares reserved for issuance under the Incentive Option Plan have been duly and validly authorized and upon the issuance and delivery of the Shares in the manner and for the consideration described under the Incentive Option Plan, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of our name therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,
                                            /s/ Ober, Kaler, Grimes & Shriver,
                                                a Professional Corporation